EXHIBIT 10.13



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                             ENERGAS RESOURCES INC.
                               800 NE 63rd Street
                             Oklahoma City, OK 73105



                                 PROMISSORY NOTE


The undersigned, for value received, promises to pay to the order of Craig and Karen Aubuchon, the sum of $25,000.00 plus interest @ 10% per annum on or before August 25, 2000. Payment is to be made to Craig and Karen Aubuchon at #46 Muirfield, St. Louis, Missouri 63141.

In the event action is necessary to enforce this note, the undersigned agrees to pay to the holder hereof its reasonable attorney's fees in bringing such action.

Dated this 25th day of May, 2000.


Energas Resources Inc.


By:  /s/ George G. Shaw
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        George G. Shaw, President



 /s/ George G. Shaw
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George G. Shaw, Personally